UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 1, 2026

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	PEB	New York Stock Exchange
Series E Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PF	New York Stock Exchange
Series G Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PG	New York Stock Exchange
Series H Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 1, 2026, Bill Bayless joined the Board of Trustees (the “Board”) of Pebblebrook Hotel Trust (the “Company”). Mr. Bayless will serve until the Company’s 2027 annual meeting of shareholders and until his successor is duly elected and qualified. As previously disclosed, the Board elected Mr. Bayless to the Board on February 5, 2026.
Mr. Bayless is the Chief Executive Officer and Executive Chairman of Maslow’s Campus Communities, which he founded, and a widely recognized real estate operator and capital markets leader who helped build and institutionalize the modern student housing sector. Over his career spanning more than 35 years, Mr. Bayless has been involved in nearly $30 billion in real estate transactions. He co-founded American Campus Communities (formerly NYSE: ACC), a student housing REIT, and led its growth from an early-stage platform into the first publicly traded student housing company. In 2022, he helped lead that company’s nearly $13 billion sale to Blackstone. Mr. Bayless has served in leadership roles across the REIT and multifamily industries, including as a member of the Board of Governors of Nareit and the National Multifamily Housing Council. He has been recognized for innovation and leadership, including as Ernst & Young National Entrepreneur of the Year (Real Estate, Construction & Hospitality).
On October 1, 2026, the Company has entered into an indemnification agreement with Mr. Bayless substantially in the form of the indemnification agreement the Company has entered into with all of its other trustees and executive officers, which was filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on November 10, 2009 as Exhibit 10.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-11. The indemnification agreements generally provide for the indemnification of and advancement of expenses to a trustee to the maximum extent permitted by Maryland law for claims, suits or proceedings arising out of his or her service to the Company.
Mr. Bayless will receive the same fees for his service on the Board as the Company’s other independent trustees, which fees were disclosed in the proxy statement for the Company’s 2026 Annual Meeting of Shareholders, filed with the SEC on April 17, 2026. The first payment of cash compensation to Mr. Bayless for service on the Board will be pro-rated from his date of joining the Board. In addition, upon joining the Board, Mr. Bayless received a one-time award of $50,000 in common shares of beneficial interest of the Company. The shares granted under the award will vest in one-third increments annually over three years assuming continued service on the Board. The award was made pursuant to an agreement substantially in the form of the share award agreement the Company has entered into with all of its other independent trustees, which was previously filed by the Company with the SEC on November 25, 2009 as Exhibit 10.6 to Amendment No. 2 to the Company’s Registration Statement on Form S-11.
To facilitate Mr. Bayless joining the Board, the size of the Board was increased from seven to eight trustees on October 1, 2026.
Item 7.01. Regulation FD Disclosure.
The Company issued a press release on October 1, 2026, announcing the election of Bill Bayless to the Board.
A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release, issued October 1, 2026, announcing that Bill Bayless has joined the Board of Trustees
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

October 1, 2026	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Co-President, Chief Financial Officer, Treasurer and Secretary